EX 21.1

ATMEL CORPORATION SUBSIDIARIES

The following are the subsidiaries of Atmel Corporation:

ACP Test Company, Inc., a Philippine company
APT Property Investments, Inc., a Philippine company
Atmel Asia Limited, a Hong Kong company
Atmel Automotive GmbH, a German company
Atmel B.V., a Dutch company
Atmel Europe, a French company
Atmel Global Sales Ltd., a Labuan company
Atmel Hellas S.A., a Greek company
Atmel International Holdings, Ltd., a Bermuda company
Atmel Irving, LLC, a California limited liability company
Atmel Italia SRL, an Italian company
Atmel Japan G.K., a Japanese limited liability company
Atmel Korea Holdings, LLC, a Delaware limited liability company
Atmel Korea LLC, a Korean limited liability company
Atmel Malaysia Sdn. Bhd., a Malaysian company
Atmel Materials International, Ltd., a Bermuda company
Atmel Materials Technologies, LLC, a Delaware limited liability company
Atmel Munich GmbH, a German company
Atmel Nantes SAS, a French company
Atmel Nordic AB, a Swedish company
Atmel North Tyneside Limited, a United Kingdom company
Atmel Norway AS, a Norwegian company
Atmel OY, a Finnish company
Atmel R&D India Private Limited, an Indian company
Atmel Rousset S.A.S., a French company
Atmel San Jose, LLC, a California limited liability company
Atmel SARL, a Swiss company
Atmel Semiconductor Technology (Shanghai) Ltd., a Chinese company
Atmel Singapore Pte. Ltd., a Singaporean company
Atmel Spain, S.A., a Spanish company
Atmel Switzerland SARL, a Swiss company
Atmel Taiwan Limited, a Taiwanese company
Atmel Technologies Ireland Limited, an Irish company
Atmel Technologies U.K. Limited, a United Kingdom company
Atmel Texas L.P., a Texas limited partnership
Atmel Trading Company, Ltd., a Bermuda company
Atmel U.K. Holdings Limited, a United Kingdom company
Atmel U.K. Limited, a United Kingdom company
Atmel Wi-Fi Solutions, Inc., a Delaware corporation
EuroFranco Holdings, LLC, a Delaware limited liability company
Ozmo Limited, a United Kingdom company
QRG EBT Nominees Limited, a United Kingdom company
Temic Semiconductor Test Inc., a Philippine company
TSPIC Corporation, a Philippine company